UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2008

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

75 Federal Street, Suite 300, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                      Results of Operations and Financial Condition.

On August 7, 2008, EnerNOC, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2008.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02. of this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.              Other Events.

On July 8, 2008, the Company announced that it surpassed $500 million in contracted revenues.  The Company currently expects approximately 90% of this contracted revenue to be earned by May 31, 2012 and the remainder to be earned through 2018. Contracted revenues represent the Company's estimate of total payments that it currently expects to earn in connection with providing demand response solutions to grid operators and utilities under long-term contracts and pursuant to open market bidding programs, as well as providing energy management solutions to its commercial, institutional and industrial end-use customers.

The contracted revenues estimated from the Company's long-term contracts, open market bidding programs and its provision of energy management solutions have been prepared by management and are based upon contractual terms, open market bidding program rules and a number of assumptions, including:

-            the Company's ability to provide to its utility and grid operator customers the capacity that it has committed to provide under long-term contracts and pursuant to open market bidding programs. The Company’s expectations are based on its experience to date in building out its existing load management systems;

-            the Company's contracts with its utility and grid operator and commercial, institutional and industrial end-use customers not being terminated, modified or delayed or becoming subject to governmental regulation that could materially and adversely affect the Company's interests;

-            the rules and assumed pricing of the various open market bidding programs in which the Company participates remaining unchanged in all material respects;

-            the rate of termination of the Company's commercial, institutional and industrial end-use customers under its long-term contracts remaining consistent with the Company's historical average;

-            the electricity consumption of the Company's commercial, institutional and industrial end-use customers remaining consistent with historical use throughout the term of its contracts with such customers; and

-            the Company's ability to obtain regulatory approval for its long-term contracts with certain utility customers where such approval is required. Approximately 10% of the contracted revenue referenced herein is subject to such regulatory approval.

Any differences among these assumptions, other factors, and the Company's actual experiences may result in actual revenues earned in future periods differing from management's current estimate of contracted revenues to be earned. In management's view, such information was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and, to the best of management's knowledge and belief, presents the assumptions and considerations on which the Company bases its belief that it can earn such contracted revenues.

Item 9.01.                                      Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1                        Press release issued by the Company on August 7, 2008.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to contracted revenues that the Company expects to earn, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by terminology such as

 “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those set out in the assumptions regarding contracted revenues set forth above and those risks, uncertainties and factors referred to under the section “Risk Factors” in the Company's  Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the period ended March 31, 2008, as filed with the Securities and Exchange Commission on March 28, 2008 and May 13, 2008, respectively, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this Current Report on Form 8-K as of this date and assumes no obligations to update the information included in this Current Report on 8-K or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: August 7, 2008	By:	/s/	Neal C. Isaacson
	Name:		Neal C. Isaacson
	Title:		Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on August 7, 2008.